SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
September 3, 2026
BREAD FINANCIAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3095 LOYALTY CIRCLE
COLUMBUS, Ohio 43219
(Address and Zip Code of Principal Executive Offices)
(614) 729-4000
(Registrant’s Telephone Number, including Area Code)
NOT APPLICABLE
(Former name or former address, if changed since last report)☐
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFH	NYSE
Depositary Shares, Each Representing a 1/40th Interest in a Share of 8.625% Non-Cumulative Perpetual Preferred Stock, Series A	BFH PrA	NYSE
Depositary Shares, Each Representing a 1/40th Interest in a Share of 8.875% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	BFH PrB	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on December 17, 2025, Bread Financial Holdings, Inc. (the “Company”) filed applications with the Federal Deposit Insurance Corporation and applicable state banking regulators for approval to merge Comenity Bank with and into Comenity Capital Bank, with Comenity Capital Bank as the surviving entity (the “Bank Merger”). The Company received all required regulatory approvals for the Bank Merger on July 31, 2026 and currently expects to consummate the Bank Merger on or around October 1, 2026, subject to the expiration of any applicable waiting periods and the satisfaction of any remaining customary conditions. The Bank Merger is not expected to have a significant impact on the Company’s consolidated financial position, results of operations, or liquidity.

In connection with the Bank Merger, on September 3, 2026, the Company as the borrower and certain of the Company’s subsidiaries entered into an Amendment No. 2 to Credit Agreement with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, the lenders party thereto and the other parties party thereto (the “Amendment”), which amended that certain Credit Agreement, dated as of June 7, 2023, among the Company, certain of the Company’s subsidiaries, as guarantors, JPMorgan and the other lenders party thereto (as amended, supplemented or otherwise modified prior to the Amendment, the “Existing Credit Agreement”; and the Existing Credit Agreement, as amended by the Amendment, the “Credit Agreement”).

The Credit Agreement continues to govern the Company’s $700 million senior unsecured revolving credit facility (the “Revolving Credit Facility”). The Amendment modifies the Existing Credit Agreement principally to permit the Bank Merger as an exception to certain covenants applicable to the Revolving Credit Facility. Except as expressly set forth in the Amendment, the terms governing the Revolving Credit Facility remain the same.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document Description

10.1*	Amendment No. 2 to Credit Agreement, dated as of September 3, 2026, by and among Bread Financial Holdings, Inc., as borrower, and certain of its subsidiaries as guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent and various other lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Bread Financial Holdings, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or similar attachment upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bread Financial Holdings, Inc.

Date: September 8, 2026	By:	/s/ Thomas J. McGuire
Thomas J. McGuire Senior Vice President & Treasurer